FORM OF
                                AMENDED EXHIBIT A



      THIS Exhibit A, amended as of _________ ___, 2000 is Exhibit A to that Waiver and Modification to the Amended and Restated Administrative Services Agreement dated _________ ___, 2000, between the Registrant and E*TRADE Asset Management, Inc.

PORTFOLIOS                                                      EXPENSE

E*TRADE Global Titans Index Fund                                0.60%

E*TRADE Premier Money Market Fund                               0.32%



E*TRADE Funds

By:
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Title:
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ACCEPTED AND AGREED:

E*TRADE Asset Management, Inc.

By:
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Title:
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